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                                                                    EXHIBIT 23.1

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]

                             ACCOUNTANTS' CONSENT


The Board of Directors
Telegroup, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                        KPMG Peat Marwick LLP


Lincoln, Nebraska
December 22, 1997